================================================================================
Date of                                 Number of
Purchase            Issuer                Shares                  Seller
================================================================================
01-29-97     Photoelectron Corp.          10,000          Oscar Gruss & Sons
--------------------------------------------------------------------------------
05-15-97     General Cable Corp.           5,000          Dillon Read & Co. Inc.
================================================================================

Each purchase was on a delivery versus payment basis. The information upon which the determination described in paragraph (h)(3) of Rule 10f-3 was made consisted of representations of an executive officer of the Fund with respect to compliance with procedures adopted by the Board of Directors. Bear, Stearns & Co. Inc. was a member of the underwriting syndicate with respect to each of the above-named issuers.




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